Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 31, 2010, in the Registration Statement (Form S-1 No. 333-168316) and related Prospectus of Cooper-Standard Holdings, Inc. dated November 2, 2010.

/s/ Ernst & Young

Detroit, MI

October 29, 2010